EMPLOYMENT AGREEMENT


     This Agreement is made effective as of January 1, 2006 (the "Effective Date"), by and between First Federal Savings & Loan Association of Edwardsville, a stock savings association (the "Bank"), with its principal office in Edwardsville, Illinois, and Donald Engelke ("Executive"). References to the "Company" mean First Federal Financial Services, Inc., a federal corporation. The Company shall be a signatory to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder.

     WHEREAS, Executive currently serves as an officer of the Bank and in order to provide Executive further incentive to achieve the financial and performance objectives of the Bank and the Company, the parties desire to enter into this Agreement upon the terms and conditions hereof; and

     WHEREAS, Executive agrees that this Agreement supersedes and replaces that certain Executive Employment Agreement with the Bank dated as of June 29, 2004 and amended as of November 17, 2005.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     Executive agrees to serve as the Senior Vice President - Residential Lending of the Company and the Bank. In this position, Executive shall be responsible for establishing and implementing the business objectives, policies and strategic plan of the Company and the Bank in connection with residential lending activities, pursuant to direction from the Chief Executive Officer and/or the Board of Directors. Executive also agrees to serve, if appointed or elected, as an officer an director of any subsidiary or affiliate of the Bank.

2.   TERM AND DUTIES.

     (a) The period of Executive's employment under this Agreement shall begin as of the Effective Date first above written and shall continue for a period of twelve (12) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be twelve (12) full calendar months; unless a written notice of non-renewal (a "Non-Renewal Notice") is provided to Executive at least sixty (60) days and not more than thirty (30) days prior to any anniversary date, that the term of this Agreement shall not so renew. On an annual basis prior to the deadline for the notice period referenced above, the Chief Executive Officer shall conduct a performance review of Executive for purposes of determining whether to provide a Non-Renewal Notice.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Chief Executive Officer, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services

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related to the  organization,  operation and  management of the Bank;  provided, however, that, with the approval of the Chief Executive Officer, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in the Chief Executive Officer's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement, it being understood that membership in and service on boards or committees of social, religious, charitable or similar organizations does not require approval.

3.   COMPENSATION, BENEFITS AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $95,000 per year ("Base Salary"). Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees are generally paid. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by the Chief Executive Officer, and the Bank may increase, but not decrease (except a decrease that is generally applicable to all employees) Executive's Base Salary (with any increase in Base Salary to become "Base Salary" for purposes of this Agreement). In addition to the Base Salary, the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under qualified and nonqualified plans maintained by the Bank.

     (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident insurance plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank or the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to participate in any incentive compensation and bonus plans offered by the Bank or the Company in which Executive is eligible to participate. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

     (c) In addition to the Base Salary, the Bank or the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Chief Executive Officer may from time to time determine. The Bank shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Chief Executive Officer shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement.

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4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any of the following:

          (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than termination governed by
               Section 5  (Termination  for Cause) or  termination  governed  by
               Section 6 (termination due to Disability or death); or

          (ii) Executive's resignation from the Bank's employ for any of the following reasons:

               (A) the failure to elect or reelect or to appoint or reappoint Executive to the position set forth under Section 1;

               (B) a material change in Executive's functions, duties, or responsibilities with the Bank, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1;

               (C) a relocation of Executive's principal place of employment by more than thirty (30) miles from its location at the Effective Date;

               (D) a material reduction in the benefits and perquisites to Executive from those being provided as of the Effective Date, other than an employee-wide reduction in pay or benefits;

               (E) a liquidation or dissolution of the Company or the Bank, other than a liquidation or dissolution that is caused by a reorganization or a mutual-to-stock conversion of the First Federal Financial Services, MHC (the "Mutual Holding Company") which does not affect the status of Executive; or

               (F)  a material breach of this Agreement by the Bank.

               Upon the  occurrence of any event  described in clauses (A), (B),
               (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written Notice of Termination, as defined in Section 9(b), given within six (6) full calendar months after the event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights under

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

               this Agreement and this Section solely by virtue of the fact that Executive has submitted his resignation, provided Executive has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), (D) or (F) above.

          (iii) (A) Executive's involuntary termination by the Bank or the Company (or any successor thereto) on the effective date of, or at any time following, a Change in Control, or (B) Executive's resignation from the employment with the Bank or the Company (or any successor thereto) following a Change in Control as a result of any event described in Section 4(a)(ii)(A), (B), (C), (D), or
               (F) above. For these purposes, a Change in Control of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Mutual Holding Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors of the Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or
               (d) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger consolidation or similar transaction involving the Company is approved by the requisite vote of the Company's stockholders; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything to the contrary herein, a Change in Control shall not be deemed to have occurred in the event that (i) the Company sells

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

               less than 50% of its outstanding common stock in one or more stock offerings, or (ii) the Company or the Mutual Holding Company converts to stock form by reorganizing into the stock holding company structure.

     (b) Upon the occurrence of an Event of Termination under Sections 4(a) (i) or (ii), on the Date of Termination, as defined in Section 9(b), the Bank shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to the sum of: (i) his earned but unpaid salary as of the date of his termination of employment with the Bank; (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank or Company's officers and employees; (iii) the remaining payments that Executive would have earned, in accordance with Sections 3(a) and 3(b), if he had continued his employment with the Bank for twelve (12) full months following such Event of Termination, and had earned the maximum bonus or incentive award in each calendar year that ends during such term; and (iv) the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Bank or the Company as if Executive had continued his employment with the Bank for twelve
(12) full months following such Event of Termination, based on contributions or payments made (on an annualized basis) at the Date of Termination. Any payments hereunder shall be made in a lump sum within thirty (30) days after the Date of Termination, or in the event that Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") applies, no later than the first day of the seventh month following the Date of Termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination under Section 4(a)(iii), on the Date of Termination, as defined in Section 9(b), the Bank shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to the sum of: (i) his earned but unpaid salary as of the date of his termination of employment with the Bank; (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank or Company's officers and employees; (iii) the remaining payments that Executive would have earned, in accordance with Sections 3(a) and 3(b), if he had continued his employment with the Bank for an eighteen (18) month period following such Event of Termination, and had earned the maximum bonus or incentive award in each calendar year that ends during such term; and (iv) the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Bank or the Company as if Executive had continued his employment with the Bank for an eighteen (18) month period following such Event of Termination, based on contributions or payments made (on an annualized basis) at the Date of Termination. Any payments hereunder shall be made in a lump sum within thirty
(30) days after the Date of Termination, or in the event that Section 409A of the Code applies, no later than the first day of the seventh month following the Date of Termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

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

     (d) To the extent required under applicable law, upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Bank for Executive and his family prior to Executive's termination.

     (e) Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate payments or benefits to be made or afforded to Executive under this Section constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Executive's benefits hereunder shall be reduced, if necessary, to an amount, the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with Section 280G. The allocation of the reduction required hereby shall be determined by Executive.

5.   TERMINATION FOR JUST CAUSE.

     (a) The term "Termination for Just Cause" shall mean termination because of: (i) Executive's being convicted of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Executive of a criminal or other act that, in the judgment of the Chief Executive Officer, would likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by the Executive of any act of fraud in the performance of his duties on behalf of the Company or Bank or a material violation of the Company's or the Bank's code of ethics; (iv) the continuing willful failure of the Executive to perform his duties to the Company or the Bank (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof has been given to Executive by the Chief Executive Officer (specifying the particulars thereof in reasonable detail) and Executive has been given a reasonable opportunity to be heard and cure such failure; or
(v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment by the Company or the Bank. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interests of the Bank or its affiliates.

     (b) Notwithstanding Section 5(a), neither the Company nor the Bank may terminate Executive for Just Cause unless and until there shall have been delivered to him a Notice of Termination, finding that in the good faith opinion of the Chief Executive Officer, Executive was guilty of conduct justifying Termination for Just Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Just Cause. During the period beginning on the date of the Notice of Termination for Just Cause through the Date of Termination, any unvested stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, the Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, any such unvested stock options and related limited rights and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Just Cause. In the Event of Executive's Termination for Just Cause, to the extent the Executive serves as a director of the Company and the Bank, and/or as a director

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and/or  officer of any  subsidiary or affiliate of the Company  and/or the Bank, the Executive's service in such positions shall immediately terminate.

6.   TERMINATION FOR DISABILITY OR DEATH.

     (a) The Bank or Executive may terminate Executive's employment after having established Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform his duties under this Agreement and that results in Executive's becoming eligible for long-term disability benefits under a long-term disability plan of the Company or the Bank (or, if the Company or the Bank has no such plan in effect, that impairs Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Chief Executive Officer shall determine in good faith, based upon competent medical advice and other factors that he reasonably believes to be relevant, whether or not Executive is and continues to be disabled for purposes of this Agreement. As a condition to any benefits, the Chief Executive Officer may require Executive to submit to such physical or mental evaluations and tests as he deems reasonably appropriate, at the Bank's expense. In the event of such Disability, Executive's obligation to perform services under this Agreement will terminate. In the event of such termination, Executive shall continue to receive his Base Salary at the rate in effect on the Date of Termination for the remainder of the then-current term. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to Executive under any disability program sponsored by the Company or the Bank.

     (b) In the event of Executive's death during the term of this Agreement, his estate, legal representatives or named beneficiary or beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary, at the rate in effect at the time of Executive's death for the remainder of the then-current term.

7.   TERMINATION UPON RETIREMENT

     Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment on or after age 65 or in accordance with any retirement policy established by the Bank or the Company with Executive's consent with respect to him. Upon termination of Executive based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

8.   RESIGNATION FROM BOARDS OF DIRECTORS

     In the event of termination of Executive's employment for any reason other than upon a Change in Control, to the extent that Executive serves as a director of the Company and the Bank, and/or as a director and/or officer of any subsidiary or affiliate of the Company and/or the Bank, Executive shall immediately resign as a director.

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9.   NOTICE.

     (a) Any notice required hereunder shall be in writing and hand-delivered to the other party. Any termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination.

     (c) If the party receiving a Notice of Termination desires to dispute or contest the basis or reasons for termination, the party receiving the Notice of Termination must notify the other party within thirty (30) days after receiving the Notice of Termination that such a dispute exists, and shall pursue the resolution of such dispute in good faith and with reasonable diligence. During the pendency of any such dispute, neither the Company nor the Bank shall be obligated to pay Executive compensation or other payments beyond the Date of Termination.

10.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

11.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, including, without limitation, that certain Executive Employment Agreement dated as of June 29, 2004 and amended as of November 17, 2005, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

12.  NO ATTACHMENT; BINDING ON SUCCESSORS.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution,

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attachment,  levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

13.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.  REQUIRED PROVISIONS.

     (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) [12 USC  ss.1818(e)(3)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
Federal Deposit Insurance Act (the "FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) [12 USC  ss.1818(e)(4)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Bank is in default as defined in Section 3(x)(1) [12 USC ss.1813(x)(1)] of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations under this contract shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 USC ss.1823(c)] of the FDI Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDI Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

15.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Illinois but only to the extent not superseded by federal law.

18.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a single arbitrator selected by the Bank and Executive sitting in a location selected by the Bank and Executive within twenty-five (25) miles of Edwardsville, Illinois in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

19.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in Executive's favor.

20.  INDEMNIFICATION.

     (a) The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board); provided, however, the Bank shall not be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with OTS Regulations and Section 18(K) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(K), and the regulations issued thereunder in 12 C.F.R. Part 359.

     (b) Notwithstanding the foregoing, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Bank in writing within such notice period, of its objection thereto.

     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed by their duly authorized representatives, and Executive has signed this Agreement, effective as of the date first above written. The Company has become a party to this Agreement for the sole purpose of binding itself to the duties and obligations set forth herein.

ATTEST:                                    FIRST FEDERAL SAVINGS & LOAN
                                           ASSOCIATION OF EDWARDSVILLE


/s/ Linda Werner                           By: /s/ Larry W. Mosby
---------------------------------              ------------------------------
Linda Werner, Corporate Secretary              Larry W. Mosby, President and
                                               Chief Executive Officer


ATTEST:                                    FIRST FEDERAL FINANCIAL
                                           SERVICES, INC.


/s/ Linda Werner                           By: /s/Larry W. Mosby
---------------------------------              ------------------------------
Linda Werner, Corporate Secretary              Larry W. Mosby, President and
                                               Chief Executive Officer


WITNESS:                                   EXECUTIVE:


/s/ Linda Werner                               /s/ Donald Engelke
---------------------------------              ------------------------------
                                               Donald Engelke